                                                        Exhibit 99.B(d)(2)(H)(i)

                                   SCHEDULE A

     The Series of ING Investors Trust (formerly The GCG Trust) as described in
Section 1 of the attached Portfolio Management Agreement, to which Capital Guardian Trust Company shall act as Portfolio Manager are as follows:

ING Capital Guardian Large Cap Value Portfolio
ING Capital Guardian Managed Global Portfolio
ING Capital Guardian Small Cap Portfolio

                                   SCHEDULE B
                       COMPENSATION FOR SERVICES TO SERIES

     For the services provided by Capital Guardian Trust Company ("Portfolio Manager") to the following Series of ING Investors Trust (formerly The GCG Trust), pursuant to the attached Portfolio Management Agreement, the Manager will pay the Portfolio Manager a fee, computed daily and payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of the Series:

SERIES                                             FEES
------                                             ----
ING Capital Guardian Large Cap Value Portfolio     0.50% on first $150 million;
                                                   0.45% on next $150 million;
                                                   0.35% on next $200 million; and
                                                   0.30% thereafter

ING Capital Guardian Managed Global Portfolio      0.65% on first $150 million;
                                                   0.55% on next $150 million;
                                                   0.45% on next $200 million; and
                                                   0.40% thereafter

ING Capital Guardian Small Cap Portfolio           0.65% on first $150 million;
                                                   0.50% on next $150 million;
                                                   0.40% on next $200 million; and
                                                   0.35% thereafter